CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    JANUARY 29, 2007        /S/ DONALD F. CRUMRINE
     -------------------------   -----------------------------------------------
                                 Donald F. Crumrine, Director, Chairman of the
                                 Board and Chief Executive Officer
                                 (principal executive officer)

I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    JANUARY 29, 2007              /S/ R. ERIC CHADWICK
    --------------------------         ----------------------------------------
                                       R.  Eric  Chadwick,  Chief  Financial
                                       Officer,  Treasurer  and  Vice  President
                                       (principal financial officer)